Exhibit 10.4

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") entered into as of this 10th day of May, 2001, by and between Global Technovations, Inc. (the "Company") and Wilmington Trust Co. and George Jeff Mennen, Co-Trustees U/A Dated 11/25/70 with George S. Mennen for John Henry Mennen (the "Purchaser").

     WHEREAS, the Company desires to sell to the Purchaser $4,000,000 of 10% Series D Convertible Preferred Stock (the "Preferred Stock") and warrants to purchase shares of common stock on the terms and conditions contained in this Agreement.


     WHEREAS, the Purchaser has paid $2,000,000 pursuant to a letter agreement dated January 11, 2001, has agreed to pay an additional $2,000,000 and purchase the Preferred Stock on the above terms.

     NOW, THEREFORE, in consideration of the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the parties agree as follows:

         1.       Sale of Preferred Stock.

                  (a) Purchase and Sale of Preferred Stock. On and subject to the terms and conditions of this Agreement, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company 4,000 shares of Preferred Stock, of which 2,000 shares were paid for pursuant to a letter agreement dated January 11, 2001. The terms and conditions of the Preferred Stock are contained on the Certificate of Designation annexed as Schedule 1(a) to this Agreement which Certificate of Designation shall be promptly filed with the Delaware Secretary of State as provided herein.
                  (b) Issuance of the Warrants. As additional consideration and in addition to the warrants previously issued in January 2001, the Company shall issue to the Purchaser 250,000 warrants exercisable at a price of $0.80 per share (the "Warrants"). The Warrants shall be exercisable from the earlier of
(i) one year from the date of issuance, or (ii) the effective date of a registration statement registering the underlying common stock and expiring 6:00 p.m., Palm Beach Gardens, Florida time 10 years after the date of issuance.
                  (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company at 7108 Fairway Drive, Suite 200, Palm Beach Gardens, Florida at 10:00 a.m. on the 15th day of May, 2001, subject to the satisfaction or waiver of all conditions to the obligation of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions, the respective parties will take at the Closing itself), or such other date as the parties may mutually determine (the "Closing Date"). At the Closing, (i) the Company shall deliver to the Purchaser the various certificates, instruments and documents referred to in this Agreement including certificates for the Preferred Stock and the Warrants, and (ii) the Company shall execute the Certificate of Designation and transmit it for filing to the Delaware Secretary of State.

         2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that the statements contained in this
Section 2 are, to its knowledge, correct and complete as of the date of this Agreement and shall, to its knowledge, be correct and complete as of the Closing Date.

                  (a) Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the Company owns, leases or operates property or in which such qualification is required for the conduct of its business except where the failure to be so qualified will not have a material adverse effect on the results of operations or future prospects of the Company taken as a whole. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Purchaser correct and complete copies of its certificate of incorporation and bylaws, as amended. The Company is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

                  (b) Authorization of Transaction. The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to execution, delivery and authorization of the Purchaser, this Agreement constitutes the binding obligation of the Company enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject.

                  (d) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, -------------- finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

                  (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, shown on its Form 10-Q for the quarter ended December 31, 2000 (the "Form 10-Q"), or acquired after the date thereof and the properties and assets are free and clear of all security interests, except for properties and assets disposed of in the ordinary course of business since December 31, 2000, or as shown on Schedule 2(e).

                  (f)      Capitalization.
                           --------------

     (i) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, of which 29,809,281 shares of common stock are outstanding and 5,000,000 shares of preferred stock, of which 310,000 shares of Series A Junior Preferred Stock, 3,500 shares of Series B Preferred Stock, and 2,000 shares of Series C Preferred Stock are outstanding as of the date of this Agreement. All of the issued and outstanding shares of common stock and preferred stock are validly issued and are fully paid, non-assessable and free of preemptive rights.

     (ii) Except as disclosed in the Form 10-Q, or as set forth on Schedule 2(f)(ii), there are (A) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any agreement or commitment to do so, and (B) no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of the capital stock of the Company. Subject to authorization of the Company's stockholders, the shares of common stock to be issued to the Purchaser upon conversion of the Preferred Stock and exercise of the Warrants will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.


                  (g) Reports and Financial Statements. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to the Purchaser copies of its Form 10-Q, as well as the Form 10-K for the year ended September 30, 2000. As of their respective dates, the Form 10-Q and the Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in such reports (collectively the "Company's Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

                  (h) Absence of Undisclosed Liabilities. Except as disclosed in the Form 10-Q, the Company did not have at December 31, 2000, and has not incurred since that date, except as disclosed on Schedule 2(h), any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (A) liabilities, obligations or contingencies (1) which are accrued or reserved against in the Company's Financial Statements or reflected in the notes thereto, or (2) which were incurred after December 31, 2000 and were incurred in the ordinary course of business and consistent with past practices; (B) liabilities, obligations or contingencies which (1) would not, in the aggregate, have a material adverse effect on the Company, or (2) have been discharged or paid in full prior to the date hereof; and (C) liabilities and obligations which are of a nature not required to be reflected in the financial statements of the Company prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

                  (i) Absence of Certain Changes or Events. Since the date of the Form 10-Q, except as disclosed at meetings of the board of directors of the Company, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Company, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law.

                  (j) Material Agreements. Since February 20, 2001, the Company has not entered into any material agreements which were not filed as exhibits to or disclosed in the Form 10-Q, except in the ordinary course of business and as disclosed on Schedule 2(j).

                  (k) Disclosure. The representations and warranties contained in this Section 2(k) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2 not misleading.

                  (l) No Other Representations. The Company shall not be deemed to have made to the Purchaser any representation ---------------------- or warranty other than as is expressly made in Sections 2(a) through (l).

         3.       Representations and Warranties of the Purchaser.

                  (a) Authorization of Transaction. The Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to execution, delivery and authorization of the Company, this Agreement constitutes the obligation of the Purchaser enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (b) Investment Intent. The Purchaser is acquiring the Preferred Stock and the Warrants for investment for its own account and not with a view to, or for resale in connection with any distribution thereof. The Purchaser understands that neither the Preferred Stock nor the Warrants have been registered under the Securities Act or the securities laws of any state by reason of specific exemptions from the registration provisions of the Securities Act and applicable state securities laws, which exemptions are dependent upon, among other things, the bona fide nature of the investment of the Purchaser as expressed herein.

                  (c) Investor Accreditation. The Purchaser in an "accredited investor" as that term is defined by Rule 501(a) ---------------- promulgated under the Securities Act.

                  (d) Rule 144. The Purchaser understands that common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants must be held indefinitely by it unless subsequently registered under the Securities Act and applicable securities laws or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

                  (e) No Public Market. The Purchaser understands that no public market now exists for any of the Preferred Stock or Warrants to be issued to it and that a public market is not expected to ever exist for the Preferred Stock or the Warrants. The Purchaser is relying upon the registration rights provided by Section 4(c) of this Agreement.

                  (f) Endorsement or Approval. The Purchaser understands and acknowledges that no federal or state agency has passed upon or made any recommendations or endorsement of the Preferred Stock or the Warrants.

                  (g) Direct Communication. The offer and sale of the Preferred Stock and the Warrants to the Purchaser was made only through direct personal communication between officers of the Company and officers or representatives of the Purchaser and not through any general solicitation or advertising.

         4. Post-Closing Covenants. The Company agrees as follows with respect to the period following the Closing:


                  (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the Company will take such further action (including the execution and delivery of such further instruments and documents) as the Purchaser reasonably may request, all at the sole cost and expense of the Company.

                  (b) Inspection. At all times upon reasonable notice, the Purchaser or its authorized representatives shall have the power to inspect the books and records including the books and records of account of the Company for any proper purpose. As part of such inspection, the Purchaser and its authorized representatives may make such copies and extra sets of the Company's books and records as it or they may reasonably request. All of the foregoing rights are subject to the inspecting persons executing any confidentiality agreement.

                  (c) Registration Rights. The Company shall file a registration statement with the SEC registering for public sale the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants unless such Preferred Stock has been fully redeemed and exercise of the Warrants (as well as common stock issuable upon exercise of all other warrants held by the Purchaser and an affiliated trust) and use its best efforts to have it declared effective within six months from the date hereof. Once registered, such shares of common stock will be subject to volume sales limitations under which only 1/6 of the total shares converted can be sold in any calendar month. Any shares of common stock not sold in a month may be sold in any succeeding month. The Company shall have no liability to the Purchaser for delays in the Purchaser being able to sell the common stock (i) as long as the Company uses its best efforts to file pre-effective or post-effective amendments or supplements, (ii) where the required financial statements are unavailable, or (iii) the Company would be required to disclose information that it has no duty to disclose under the Securities Act, the Exchange Act or the rules of regulations of the Commission.

     (i) The Company shall comply with the requirements of Section 4(c) at its own expense including legal, accounting, filing, blue sky qualification, and printing fees and costs, but excluding underwriting commissions or discounts and attorneys' fees and costs for the Purchaser. The Company shall pay for all blue sky costs in any states reasonably requested.


     (ii) The Company's obligation under Sections 4(c) shall be conditioned upon a timely receipt by the Company in writing of:

          (A) Information as to the terms of such public offering furnished by or on behalf of the Purchaser intending to make a public distribution of its common stock; and

          (B) Such other information as the Company may reasonably require from the Purchaser for inclusion in such registration statement or post-effective amendment including a statement as to compliance with Regulation M promulgated under the Exchange Act.

         5.       Remedies For Breaches of This Agreement.

                  (a) Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of three years (subject to any applicable statutes of limitations).

                  (b) Indemnification Provisions for Benefit of the Purchaser. In the event the Company breaches any of its representations, warranties, and covenants contained herein and provided that the Purchaser makes a written claim for indemnification against the Company, then the Company agrees to indemnify the Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.



         6.       Miscellaneous.

                  (a) Expenses. Each of the parties to this transaction shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby except that the Company shall reimburse the Purchaser up to $10,000 for legal fees and expenses incurred in connection with the negotiation and execution of this Agreement.

                  (b) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

                  (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

                  (d) Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors and assigns.

                  (e) Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

        The Company:

          William C. Willis, Jr., President Global  Technovations,
          Inc. 7108 Fairway Drive,  Suite 200 Palm Beach Gardens,  FL 33418-3757
          Facsimile: (561) 775-2668

        with a copy to:

          Michael D. Harris, Esq. Michael Harris, P.A. 1645 Palm Beach Lakes Blvd. Suite 550 West Palm Beach, FL 33401 Facsimile: (561) 478-1817

        the Purchaser:

          George Jeff Mennen TMF Investments, Inc. 25 Hanover Road, Building B Florham Park, NJ 07932 Facsimile: (973) 377-2090

          Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001 Attention: Michael DiGregorio, Esquire

or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.



                  (f) Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing parties shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fees, costs and expenses.

                  (g) Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

                  (h) Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

                  (i) Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the Parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

                  (j) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the date first above written.

GLOBAL TECHNOVATIONS, INC.

        /s/William C. Willia, Jr.
By:_____________________________________
William C. Willis, Jr., President



WILMINGTON TRUST CO. & GEORGE JEFF MENNEN, CO-TRUSTEES U/A DATED 11/25/70 WITH GEORGE S. MENNEN FOR JOHN HENRY MENNEN
By:     /s/Michael A. DiGregorio
-------------------------------------------------------
Michael A. DiGregorio, Vice President



        /s/George Jeff Mennen
By: ____________________________________
George Jeff Mennen, Co-Trustee

                                  SCHEDULE 1(a)


                         TO THE STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                           GLOBAL TECHNOVATIONS, INC.
                                       AND
            WILMINGTON TRUST CO. AND GEORGE JEFF MENNEN, CO-TRUSTEES
                    U/A DATED 11/25/70 WITH GEORGE S. MENNEN
                              FOR JOHN HENRY MENNEN

                               Dated May 10, 2001



                           CERTIFICATE OF DESIGNATION


                                 (see attached)

                        FIFTH CERTIFICATE OF DESIGNATION
                                       OF
                           GLOBAL TECHNOVATIONS, INC.



         I, William C. Willis, Jr., President, of Global Technovations, Inc. a corporation organized and existing under the laws of the State of Delaware (hereinafter, the "Corporation"), DO HEREBY CERTIFY:

That pursuant to Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation on May 10, 2001, adopted the following resolution.

RESOLVED:          That the  designations,  powers,  preferences  and rights of the Series D Convertible, Preferred Stock be, and they hereby are, as set forth below:

         Section 1. Designation, Number of Shares and Stated Value of Series D Convertible Preferred Stock. There is hereby authorized and established a series of Preferred Stock that shall be designated as Series D Convertible Preferred Stock ("Series D Preferred"), and the number of shares constituting such Series shall be 4,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series D Preferred then issued and outstanding, by resolution adopted by the Board of Directors. The Stated Value per share of the Series D Preferred shall be $1,000.

         Section 2. Definitions. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Miami, Florida are authorized or obligated by law or executive order to close.

         "Common Stock" shall mean the common stock, par value $0.001 per share, of the Corporation.

         "Corporation" shall mean Global Technovations, Inc.

         "Junior Securities" means the Common Stock and any other series of stock issued by the Corporation ranking junior as to the Series D Preferred upon liquidation, dissolution or winding up of the Corporation.

         Section 3.        Dividends and Distributions.

         (a) The Series D Preferred shall rank prior to the Common Stock and to the Series B Convertible, Preferred Stock, but pari passu as a class with the Series C Convertible Preferred Stock, with respect to dividends. The record holders of shares of the Series D Preferred shall be entitled to receive cash dividends at an annual rate of 10% of the par value (the "Dividend Rate"). Such dividends shall be payable quarterly, when, as and if declared by the Board of Directors out of funds legally available therefor, on April 10, July 10, October 10, and January 10 in each year (each a "Dividend Payment Date") to record holders as of March 31, June 30, September 30 and December 31 in each year (the "Record Date"). Dividends shall be paid in cash unless the Corporation is unable to do so as a result of a restriction contained in a loan agreement or other financing agreement entered into prior to or after the date of this Certificate of Designation or if the agreement to pay cash or the payment of cash results in a breach of any such agreement. In such case, the Corporation shall issue shares of its Common Stock in lieu of a cash dividend.

         (b) Dividends shall be calculated on the basis of the time elapsed from and including the date of issuance of such shares to and including the Record Date or on any final distribution date relating to redemption or to a dissolution, liquidation or winding up of the Corporation. Dividends payable on the shares of Series D Preferred for any period less than a full calendar year shall be prorated for the partial year on the basis of a 360 day year.

         (c) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series D Preferred as they appear on the books of the Corporation at the close of business on the applicable Record Date immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such Record Date shall be less than 10 nor more than 60 calendar days preceding such Dividend Payment Date.


(d) So long as any shares of Series D Preferred are outstanding, no dividend or other distribution, whether in liquidation or otherwise, shall be declared or paid, or set apart for payment on or in respect of, any Junior Securities, nor shall any Junior Securities, be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Securities), unless (i) all dividends on all outstanding shares of the Series D Preferred shall have been paid or set apart for payment for all past dividend periods, and (ii) sufficient funds shall have been set apart for the payment of the dividend for the then current dividend period with respect to the Series D Preferred.

         Section 4. Optional Conversion. The record holders of shares of Series D Preferred shall have the following conversion rights:

         (a) Right to Convert: Conversion Price, Subject to the terms, conditions, and restrictions of this Section 4, the record holder of any share or shares of Series D Preferred shall have the right to convert each such share of Series D Preferred into a number of shares of Common Stock equal to the Stated Value of the Series D Preferred plus all accrued but unpaid dividends of such share or shares of Series D Preferred divided by the "Conversion Price". The Conversion Price is (i) $0.6875 per share for $2,000,000 and (ii) for the balance, 70% of the closing price of the Common Stock (on the date prior to payment of the last $2,000,000 (the "Conversion Date").

         (b) Conversion Dates. The record holder of any share or shares of Series D Preferred may not convert such shares until the later of (i) January 15, 2002, or (ii) either one year from the date of issuance or an effective registration statement for the public sale of the Common Stock.

         (c) Conversion Notice. The right of conversion shall be exercised by the record holder thereof by telecopying or faxing an executed and completed written notice (the "Conversion Notice") to the Corporation that the record holder elects to convert a specified number of shares of Series D Preferred into Common Stock and by delivering the original Conversion Notice and a certificate or certificates of Series D Preferred being converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the record holder of the Series D Preferred), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The business date indicated on a Conversion Notice which is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Conversion Notice shall include therein (a) the number of shares of Series D Preferred to be converted, (b) the Conversion Price selected for the shares to be converted, and (c) the number of shares of Common Stock to be issued in connection with such conversion. The Corporation shall have the right to review the calculations included in the Conversion Notice, and shall provide notice of any discrepancy or dispute therewith within one business day of the receipt thereof.

         (d) Issuance of Certificates - Time Conversion Effected. Promptly, but in no event more than three business days after the receipt of the Conversion Notice referred to in Section 4 (c) and surrender of the certificate or certificates for the share or shares of Series D Preferred to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the record holder, shares of Common Stock, registered in such name or names as such record holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Series D Preferred are converted. Such conversion shall be deemed to have been effected as of the close of business on the date on which such Conversion Notice shall have been received by the Corporation, and the rights of the record holder of such share or shares of Series D Preferred shall cease, at such time, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder of the shares represented thereby. Issuance of shares of Common Stock issuable upon conversion which are requested to be registered in a name other than that of the registered record holder shall be subject to compliance with all applicable federal and state securities laws.

         (e) Fractional Shares. No fractional shares shall be issued upon conversion of any Series D Preferred into Common Stock. All fractional shares shall be rounded down to the nearest whole share. In case the number of shares of Series D Preferred represented by the certificate or certificates surrendered pursuant to Section 4(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the record holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Preferred represented by the certificate or certificates surrendered which are not to be converted.

         (f) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that the record holder of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each record holder of a share or shares of Series D Preferred shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series D Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such record holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.


         (g) Adjustments for Splits, Combinations, etc. The Conversion Price and the number of shares of Common Stock into which the Series D Preferred shall be convertible, shall be proportionately adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment shall be made in the case of an exchange of Common Stock, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the record holder of Series D Preferred to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a record holder of the Series D Preferred of the number of shares that might otherwise have been issued upon the conversion of the Series D Preferred. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued for less than fair market value.

         Section 5.        Shares to be Reserved.

         (a) The Corporation shall as promptly as possible hold its 2001 annual meeting of stockholders at which time it shall make its best efforts to amend its Certificate of Incorporation to increase its authorized Common Stock to insure a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series D Preferred, pursuant to the terms and conditions set forth in Section 4 subject to other provisions of this Section 5.

         (b) Thereafter, the Corporation shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series D Preferred as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Preferred. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non assessable.

         Section 6. Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Series D Preferred or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred in any manner which interferes with the timely conversion of such Series D Preferred, except as may otherwise be required to comply with applicable securities laws.

         Section 7.        Redemption.

         (a) The Corporation may redeem the Series D Preferred at any time, in whole or in part, prior to the submission of a Conversion Notice, at 115% of the Stated Value of the Series D Preferred plus all accrued and unpaid dividends through 6:00 p.m., Palm Beach Gardens, Florida time on December 31, 2001, after which time redemption may be made at 120% of Stated Value of the Series D Preferred plus all accrued and unpaid dividends. To redeem Series D Preferred, the Corporation shall deliver notice to the record holder, provided, however, that the Corporation may not redeem Series D Preferred after a Conversion Notice has been delivered by the record holder.

         (b) As promptly as practicable after receiving notice of the Corporation's election to redeem the Series D Preferred (but in no case later than three business days thereafter), the record holder, at its expense, shall surrender the Series D Preferred to the Corporation, duly endorsed with medallion guarantees, at the principal offices of the Corporation. The Corporation shall make the redemption payment within five business days after the Corporation delivers to the record holder notice of redemption ("Redemption Payment Date"). Dividends shall continue to accrue on the Series D Preferred until the Redemption Payment Date. If the Series D Preferred is to be redeemed in part, then upon surrender of the Series D Preferred, the Corporation shall deliver to the record holder a new certificate of Series D Preferred in the aggregate principal amount equal to the unredeemed portion thereof. If the Corporation falls to make payment, by check drawn on an United States commercial bank, to the record holder, in full by the Redemption Payment Date, the Corporation shall forfeit its rights of redemption pursuant to Section 7 in relation to the redemption made and all future redemptions.

         Section 8. Reacquired Shares. Any shares of Series D Preferred repurchased, redeemed, or otherwise acquired by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Series D Preferred, without designation as to series or class.

         Section 9. Voting Rights. Except as otherwise provided by law, the record holders of the shares of Series D Preferred shall not have the right to vote on any matters that come before the stockholders of the Corporation prior to conversion as provided herein.

         Section 10. Record Holders. The Corporation may deem and treat the record holder of any shares Series D Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

         Section 11. Notice. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation, or, in all other cases, upon the earlier of receipt of such notice or two Business Days after the delivery by overnight courier addressed if to the Corporation, to its principal executive offices or to any agent of the Corporation designated as permitted hereby, or if to a record holder of the Series D Preferred, to such record holder at the address of such record holder of the Series D Preferred as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         Section 12. Successors and Transferees. The provisions applicable to shares of Series D Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series D Preferred.

         Section 13. Guarantees. Whenever this Certificate of Designation refers to the delivery of Series D Preferred, conversion of Series D Preferred or the redemption of Series D Preferred, such delivery, conversion or redemption shall not be completed until the record holder delivers an executed stock power containing a medallion guarantee. The failure to mention the stock power herein shall not create an implication to the contrary.

         IN WITNESS WHEREOF, the undersigned has signed and executed the foregoing Fifth Certificate of Designation as of the 15th day of May, 2001.

GLOBAL TECHNOVATIONS, INC.

By:_______________________________
William C. Willis, Jr., President

                                  SCHEDULE 2(e)


                         TO THE STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                           GLOBAL TECHNOVATIONS, INC.
                                       AND
            WILMINGTON TRUST CO. AND GEORGE JEFF MENNEN, CO-TRUSTEES
                    U/A DATED 11/25/70 WITH GEORGE S. MENNEN
                              FOR JOHN HENRY MENNEN

                               Dated May 10, 2001


                                 TITLE TO ASSETS


                                      NONE